Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166953) pertaining to the Littelfuse, Inc. 401(k) Retirement and Savings Plan, of our report dated May 28, 2013, with respect to the financial statements and supplemental schedule of the Littelfuse, Inc. 401(k) Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Chicago, Illinois

May 28, 2013